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                                                                     Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders
PSS World Medical, Inc.:

We consent to incorporation by reference in the Registration Statement File Nos. 33-80657, 33-90464, 333-15043, 333-64185, 33-85004, 33-97756, 33-99046,
33-97754, 333-30427, 333-50526, and 333-58272 on Form S-8 of PSS World Medical,
Inc. of our report dated May 22, 2003, with respect to the consolidated balance sheets of PSS World Medical, Inc. as of March 28, 2003, and March 29, 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended March 28, 2003, and the related financial statement schedule, which report appears in the March 28, 2003, annual report on Form 10-K of PSS World Medical, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective March 31, 2001 and Emerging Issues Task Force No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, effective November 21, 2002.

                                                             KPMG LLP

Jacksonville, Florida
June 25, 2003